Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the use, in the registration statement on Form SB-2 of Quintek Technologies, Inc., of our report dated September 21, 2004 on our audit of the financial statements of Quintek Technologies, Inc. as of June 30, 2004, and the results of its operations and cash flows for the year then ended. We hereby consent to the reference to our firm under the caption "Experts."

/s/ KABANI & COMPANY, INC.
--------------------------------
Huntington Beach, California
January 18, 2005